Exhibit 99.1

Pacific Capital Bancorp Announces Satisfaction of Critical Closing Conditions

and Anticipated August 31, 2010 Closing Date

for Investment from Subsidiary of Ford Financial Fund, L.P.

Company Reports Second Quarter 2010 Financial Results

Santa Barbara, California, July 27, 2010 — Pacific Capital Bancorp (the “Company”) (Nasdaq: PCBC), a community bank holding company, announced today that it has satisfied significant conditions to closing the previously announced investment of $500 million in the Company by SB Acquisition Company LLC, a wholly-owned subsidiary of Ford Financial Fund, L.P. (“Ford”), and anticipates closing the transaction on August 31, 2010. The Company also announced that it has reached a key agreement with the United States Department of the Treasury (“Treasury”) on the treatment of the preferred stock issued by the Company under the Troubled Asset Relief Program Capital Purchase Program, and is currently awaiting regulatory approval of the proposed Ford investment.

“We are pleased that we have reached an agreement with Treasury and that Ford has indicated to us that we have made sufficient progress on our tender offers. These were clearly two of the most critical conditions to completing the Ford investment and their resolution allows us to see a clear path to a targeted closing by the end of August,” said George Leis, President and Chief Executive Officer of Pacific Capital Bancorp. “Upon closing of the investment, we expect our capital ratios will again exceed the ratios required to be considered ‘well capitalized’ under generally applicable regulatory guidelines. The significant increase in capital resulting from the Ford investment will return Pacific Capital to being one of the strongest community banks serving the Central Coast of California,” continued Leis.

“On behalf of all of our employees, I take this opportunity to sincerely thank our customers and communities for standing with us during these challenging economic times,” said Leis. “We fully intend to reward your loyalty by continuing to provide you with the financial products and advisory services you expect, delivered with the personal customer service and community support you deserve, a formula which has long differentiated our bank in the markets we serve. We also want to thank Ford and its people, who have been outstanding partners for Pacific Capital as we have worked through this process.”

Gerald J. Ford, Managing Member of the Ford Financial Fund said, “In our 35-year history in the financial services sector, we have been highly selective in identifying financial services partners, focusing on quality companies that meet our high standards. We believe Pacific Capital is one of the great community bank franchises in California. We are pleased that we are making such good progress towards completing our investment in this franchise, which will provide the financial support that will allow the

Bank to continue serving its customers and actively support its community partners. We very much look forward to closing this transaction and to becoming part of the many great communities who depend on this Bank.”

“This is a very significant and positive event for our Company,” said Edward E. Birch, Chairman of the Board of Pacific Capital Bancorp. “For more than 50 years, our community bank has been distinguished from others in our markets for its superior service levels and its unwavering community partnership. We feel most fortunate to have identified an investor who believes, like we do, in the importance of our bank’s rich culture, and deep commitment to its customers and communities.”

Definitive Agreement with the United States Department of the Treasury

The Company also announced today that it has entered into a definitive exchange agreement (the “Treasury Exchange Agreement”) with Treasury providing for, among other things and upon satisfaction of certain closing conditions, including closing of the Ford transaction, (i) the exchange of the 180,634 shares of preferred stock, having an aggregate liquidation amount of $180.6 million, issued by the Company to Treasury under the Troubled Asset Relief Program Capital Purchase Program (the “Series B Stock”) for shares of a newly-created Series D Fixed Rate Cumulative Mandatorily Convertible Preferred Stock (the “Series D Stock”), having an aggregate liquidation amount equal to the sum of $180.6 million plus accrued but unpaid dividends on the Series B Stock outstanding immediately prior to the exchange, (ii) the exchange of the Series D Stock at a discounted exchange value equal to 37% of the liquidation amount of such Series D Stock into shares of the Company’s common stock at a conversion price of $0.20 per share; and (iii) the amendment of the terms of the warrant to purchase 1,512,003 shares of the Company’s common stock currently held by Treasury to provide for an exercise price of $0.20 per share for a ten-year term following the closing of the transactions contemplated by the Treasury Exchange Agreement.

The complete terms and conditions of the Treasury Exchange Agreement will be detailed in a filing made on Form 8-K on or before July 30, 2010, with the Securities and Exchange Commission. A copy of the Form 8-K filing will be accessible at http://www.pcbancorp.com/investors/sec_filings/ or www.sec.gov.

The Company has been advised by Ford that consummation of the exchange with Treasury on the terms contemplated by the Treasury Exchange Agreement will satisfy the condition to closing set forth in its investment agreement with Ford (the “Ford Investment Agreement”) relating to the exchange of preferred stock and warrants held by Treasury.

Update on Tender Offers and Receipt of Approval from NASDAQ

As of 5:00 p.m., New York City time, on July 26, 2010, Pacific Capital Bank, N.A. (the “Bank”) had received tenders from holders of $68,000,000 in aggregate principal amount of subordinated debt securities. The Company had not received valid tenders from holders of any trust preferred securities. The Company has been advised by Ford that the completion of the tender offers at this level and otherwise on the terms contemplated by the offers to purchase will satisfy the condition to closing set forth in the Ford Investment Agreement relating to the debt tender offers.

In addition, the Company has received approval from The NASDAQ Stock Market LLC (“NASDAQ”) to issue the securities to Ford and Treasury under the Ford Investment Agreement and Treasury Exchange Agreement, respectively, in reliance on the shareholder approval exemption set forth in NASDAQ Rule 5635(f).

Second Quarter 2010 Financial Results

The Company also announced today results for the second quarter of 2010. The Company recorded a net loss applicable to common shareholders of ($61.0) million, or ($1.24) per share, for the second quarter of 2010, compared with a net loss of ($362.6) million, or ($7.80) per share, for the same period a year ago.

Statement of Operations

The Company’s net interest income for the second quarter of 2010 was $39.6 million, compared with $52.0 million for the same quarter of 2009. The Company’s net interest margin for the second quarter of 2010 was 2.29%, which compares with 2.85% in the second quarter of 2009 and 2.60% in the first quarter of 2010. The decrease in net interest income and net interest margin is primarily attributable to the Company’s decision to increase its cash holdings. Upon closing of the transaction with Ford, the Company expects to redeploy these funds to reduce its borrowing or increase its higher yielding assets.

The Company’s non-interest income was $7.3 million in the second quarter of 2010, compared with $11.0 million in the second quarter of 2009. The decrease is primarily attributable to an increase in write downs on other real estate owned (OREO).

Non-interest expense was $51.3 million in the second quarter of 2010, compared with $210.2 million in the second quarter of 2009. Non-interest expense in the second quarter of 2009 included a $128.7 million charge for the impairment of goodwill and $3.8 million of prepayment penalties on FHLB borrowings. The remaining reduction in non-interest expense represents a $14.0 million decline in off-balance sheet reserve expense and a reduction to costs as the Company implemented cost saving measures to reduce its overall cost structure.

The Company recorded a provision for loan losses of $56.7 million for the second quarter of 2010, compared with $194.1 million in the same period of the prior year and a provision of $99.9 million for the first quarter of 2010. The decrease in the provision for loan losses reflects a lower level of net charge-offs from the same period a year ago and in the preceding quarter. However, the overall allowance for loan losses increased to 6.01% of total loans at June 30, 2010, from 5.80% at March 31, 2010.

The income tax expense of $23.0 million in the second quarter of 2009 represents the net portion of the Company’s deferred tax asset it determined was no longer realizable.

Balance Sheet

The Company’s total gross loans held for investment were $4.60 billion at June 30, 2010, compared with $4.89 billion at March 31, 2010, and $5.65 billion at June 30, 2009. The sequential quarter decline in total gross loans is primarily attributable to scheduled amortization, loan prepayments, and charge-offs.

The Company’s total deposits were $5.27 billion at June 30, 2010, compared with $5.42 billion at March 31, 2010, and $4.98 billion at June 30, 2009.

The Company continues to maintain a strong liquidity position. As of June 30, 2010, the Company had $1.6 billion in cash and other unpledged liquid assets.

Asset Quality

Total non-performing assets (NPAs) were $604.5 million at June 30, 2010, compared with $467.3 million at March 31, 2010. The increase was primarily attributable to higher levels of non-performing loans in the commercial real estate portfolio.

Net charge-offs were $64.6 million in the second quarter of 2010, compared with $84.3 million in the first quarter of 2010. The net charge-offs in the second quarter of 2010 primarily consisted of $28.0 million related to the commercial loan portfolio, $13.8 million related to the commercial real estate portfolio, and $8.8 million related to the residential real estate portfolio.

The following table provides comparative asset quality data for the three-month periods for continuing operations (dollars in millions):

	As of and For the Three-Months Ended
Continuing Operations:	June 30, 2010	March 31, 2010	June 30, 2009
Allowance for loan losses	$276.9	$283.4	$258.0
Allowance for loan losses/total loans	6.01%	5.80%	4.57%

Total non-performing assets	$604.5	$467.3	$348.3
Total non-performing assets/total assets	8.60%	6.51%	4.95%

Allowance/non-performing loans	50%	68%	80%

Net charge-offs	$64.6	$84.3	$77.1
Annualized net charge-offs/total average loans	5.42%	6.72%	5.40%

Capital Ratios

At June 30, 2010, the Bank had a Tier 1 leverage ratio of 4.0%, a Tier 1 risk-based capital ratio of 6.7% and a Total Risk-Based capital ratio of 9.5%. Following consummation of the transactions contemplated by the Ford Investment Agreement, the Company expects that the Bank’s capital ratios will exceed the ratios required to be considered “well capitalized” under generally applicable regulatory guidelines.

Conference Call and Webcast

The Company will hold a conference call today at 11:00 a.m. Eastern time / 8:00 a.m. Pacific time to provide a business update and review the second quarter 2010 results. To access a live webcast of the conference call, log on at the Investor Relations page of the Company’s website at www.pcbancorp.com. For those who cannot listen to the live broadcast, a replay of the conference call will be available shortly after the call at the same location.

About Pacific Capital Bancorp

Pacific Capital Bancorp is the parent company of Pacific Capital Bank, N.A., a nationally chartered bank that operates 48 branches under the local brand names of Santa Barbara Bank & Trust, First National Bank of Central California, South Valley National Bank, San Benito Bank and First Bank of San Luis Obispo.

About Ford

Ford Financial Fund, L.P. is a private equity investment firm that specializes in financial services companies. Its principals, Gerald J. Ford (Managing Member) and Carl B. Webb (Senior Principal), are experienced career bankers with a 35-year history of demonstrated success at acquiring and managing a wide range of financial services operations, which have included Golden State Bancorp, Inc., First Gibraltar Bank, FSB and First United Bank Group, Inc. The Ford team is committed to the long-term operations of the companies in which they invest.

Cautionary Statement

The issuance of the securities in the transactions described in this release have not been and will not be registered under the Securities Act of 1933 or any state securities laws, and may not be offered or sold in the United States absent registration or an applicable exemption from the registration requirements of the Securities Act and applicable state securities laws.

This press release shall not constitute an offer to sell or the solicitation of an offer to buy the securities, nor shall there be any sale of the securities in any jurisdiction or state in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction or state.

Forward Looking Statements

This press release contains “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. The Company intends such forward-looking statements to be covered by the safe harbor provisions for forward-looking statements in these provisions. All statements other than statements of historical fact are “forward-looking statements” for purposes of federal and state securities laws, including, but not limited to, statements about anticipated future operating and financial performance, financial position and liquidity, business prospects, strategic alternatives, consummation of any capital investment or recapitalization, business strategies, regulatory and competitive outlook, investment and expenditure plans, capital and financing needs and availability, acquisition and divestiture opportunities, plans and objectives of management for future operations, and other similar forecasts and statements of expectation and statements of assumptions underlying any of the foregoing. Words such as “will likely result,” “aims,” “anticipates,” “believes,” “could,” “estimates,” “expects,” “hopes,” “intends,” “may,” “plans,” “projects,” “seeks,” “should,” “will,” and variations of these words and similar expressions are intended to identify these forward-looking statements.

Forward-looking statements are based on the Company’s current expectations and assumptions regarding its business, the regulatory environment, the economy and other future conditions. Because forward-looking statements relate to the future, they are subject to inherent uncertainties, risks and changes in circumstances that are difficult to predict. The Company’s actual results may differ materially from those contemplated by the forward-looking statements. The Company cautions you therefore against relying on any of these forward-looking statements. They are neither statements of historical fact nor guarantees or assurances of future performance. Important factors that could cause actual results to differ materially from those in the forward-looking statements include, but are not limited to, the following: inability to complete the investment and recapitalization transactions contemplated by the Ford Investment Agreement and the Treasury Exchange Agreement; inability to achieve the higher minimum capital ratios that the Bank is required to maintain pursuant to the Consent Order issued by the Office of the Comptroller of the Currency on May 11, 2010; the effect of other requirements of the Consent Order and the Written Agreement dated May 11, 2010, by and between the Company and the Federal Reserve Bank of San Francisco, and any further regulatory actions; inability to continue as a going concern; management’s ability to effectively execute the Company’s business plan; inability to raise additional capital on acceptable terms, or at all; inability to receive dividends from the Bank and to service debt and satisfy obligations as they become due; costs and effects of legal and regulatory developments, including the resolution of legal proceedings or regulatory or other governmental inquiries, and the results of regulatory examinations or reviews; changes in capital classification; the impact of current economic conditions and the Company’s results of operations on its ability to borrow additional funds to meet its liquidity needs; local, regional, national and international economic conditions and events and the impact they may have on the Company and its customers; changes in the economy affecting real estate values; inability to attract and retain deposits; changes in the level of non-performing assets and charge-offs; changes in estimates of future reserve requirements based upon the periodic review thereof under relevant regulatory and accounting requirements; changes in the financial performance and/or condition of the Bank’s borrowers; effect of additional provision for loan losses; long-term negative trends in the Company’s market capitalization; continued listing of the Company’s common stock on NASDAQ ; effects of any changes in trade and monetary and fiscal policies and laws, including the interest rate policies of the Federal Reserve Board; inflation, interest rate, cost of funds, securities market and monetary fluctuations; rating agency downgrades; continued volatility in the credit and equity markets and its effect on the general economy; effect of changes in laws and regulations (including laws concerning banking, taxes and securities) with which the Company and its subsidiaries must comply; and effect of changes in accounting policies and practices. In addition to the risks and factors identified above, reference is also made to other risks and factors detailed in reports filed by the Company with the Securities and Exchange Commission, including the Company’s Annual Report on Form 10-K for the year ended December 31, 2009 and the Company’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2010. The Company cautions that the foregoing factors are not exclusive.

Forward-looking statements speak only as of the date they are made, and the Company does not undertake to update forward-looking statements to reflect circumstances or events that occur after the date the forward-looking statements are made, whether as a result of new information, future developments or otherwise, except as may be required by law.

Contacts:	Debbie Whiteley, Investor Relations
(805) 884-6680
Debbie.Whiteley@pcbancorp.com

Tony Rossi, Financial Profiles
(310) 478-2700 x13
trossi@finprofiles.com

Consolidated Balance Sheets

(in thousands)

						% Change
	As of					6/30/2010 vs. 3/31/2010	6/30/2010 vs. 6/30/2009
	6/30/2010	3/31/2010	12/31/2009	9/30/2009	6/30/2009
	(unaudited)	(unaudited)		(unaudited)	(unaudited)
Assets
Cash and due from banks	$50,840	$20,013	$45,593	$38,374	$53,043	154.0%	(4.2)%
Interest-bearing demand deposits in other financial institutions	1,331,674	1,109,927	878,823	836,871	74,882	20.0%	1678.4%
Trading assets	4,640	5,286	5,403	5,990	78,135	(12.2)%	(94.1)%
Investment securities available for sale	825,958	944,539	1,153,687	1,298,340	956,309	(12.6)%	(13.6)%
Loans held for sale	17,300	26,629	19,211	20,128	20,650	(35.0)%	(16.2)%
Loans held for investment	4,603,829	4,887,138	5,166,431	5,370,940	5,646,769	(5.8)%	(18.5)%
Allowance for loan losses	(276,900)	(283,412)	(272,852)	(269,389)	(258,032)	(2.3)%	7.3%

Net loans held for investment	4,326,929	4,603,726	4,893,579	5,101,551	5,388,737	(6.0)%	(19.7)%
Premises and equipment, net	64,654	68,304	71,934	76,361	78,926	(5.3)%	(18.1)%
Other intangible assets	7,892	8,641	9,289	8,963	8,561	(8.7)%	(7.8)%
Other assets	395,567	396,242	389,478	382,035	381,019	(0.2)%	3.8%
Assets from discontinued operations	100,772	185,812	75,258	135,673	273,170	(45.8)%	(63.1)%

Total assets	$7,126,226	$7,369,119	$7,542,255	$7,904,286	$7,313,432	(3.3)%	(2.6)%

Liabilities
Deposits:
Non interest-bearing demand deposits	$1,021,836	$1,051,008	$1,076,916	$1,105,092	$1,006,328	(2.8)%	1.5%
Interest-bearing deposits:
NOW accounts	925,335	963,770	938,336	947,894	985,954	(4.0)%	(6.1)%
Money market deposit accounts	274,386	268,153	287,271	310,972	405,531	2.3%	(32.3)%
Other savings deposits	356,385	372,132	353,712	370,688	389,116	(4.2)%	(8.4)%
Time deposits	2,696,262	2,762,898	2,717,584	2,658,501	2,195,893	(2.4)%	22.8%

Total interest-bearing deposits	4,252,368	4,366,953	4,296,903	4,288,055	3,976,494	(2.6)%	6.9%
Total deposits	5,274,204	5,417,961	5,373,819	5,393,147	4,982,822	(2.7)%	5.8%

Securities sold under agreements to repurchase and Federal funds purchased	308,255	316,808	322,131	328,692	333,884	(2.7)%	(7.7)%
Long-term debt and other borrowings	1,118,657	1,076,951	1,311,828	1,539,211	1,195,173	3.9%	(6.4)%
Other liabilities	100,840	92,209	94,616	109,802	113,974	9.4%	(11.5)%
Liabilities from discontinued operations	100,772	185,812	75,258	135,673	273,170	(45.8)%	(63.1)%

Total liabilities	6,902,728	7,089,741	7,177,652	7,506,525	6,899,023	(2.6)%	0.1%

Shareholders’ equity	223,498	279,378	364,603	397,761	414,409	(20.0)%	(46.1)%

Total liabilities and shareholders’ equity	$7,126,226	$7,369,119	$7,542,255	$7,904,286	$7,313,432	(3.3)%	(2.6)%

Consolidated Statements of Operations (unaudited)

(in thousands, except per share amounts)

					% Change
	For the Three-Months Ended June 30,		For the Six-Months Ended June 30,		Three-Months Ended 6/30/2010 vs. 6/30/2009	Six-Months Ended 6/30/2010 vs. 6/30/2009
	2010	2009	2010	2009
Interest income
Loans	$61,761	$77,946	$127,610	$156,452	(20.8)%	(18.4)%
Trading assets	60	2,049	124	4,687	(97.1)%	(97.4)%
Investment securities available for sale	7,068	11,861	15,394	22,929	(40.4)%	(32.9)%
Other	860	173	1,701	651	397.1%	161.3%

Total interest income	69,749	92,029	144,829	184,719	(24.2)%	(21.6)%
Interest expense
Deposits	17,496	21,496	35,288	45,784	(18.6)%	(22.9)%
Securities sold under agreements to repurchase and Federal funds purchased	2,015	2,703	4,023	5,855	(25.5)%	(31.3)%
Long-term debt and other borrowings	10,612	15,799	21,626	33,248	(32.8)%	(35.0)%

Total interest expense	30,123	39,998	60,937	84,887	(24.7)%	(28.2)%

Net interest income	39,626	52,031	83,892	99,832	(23.8)%	(16.0)%
Provision for loan losses	56,718	194,102	156,583	267,618	(70.8)%	(41.5)%

Net interest loss after provision for loan losses	(17,092)	(142,071)	(72,691)	(167,786)	—	—
Non interest income
Service charges and fees	5,463	6,109	11,202	12,150	(10.6)%	(7.8)%
Trust and investment advisory fees	5,174	5,310	10,583	10,856	(2.6)%	(2.5)%
Gain/(loss) on securities, net	477	(1,765)	4,988	264	—	1789.4%
Other	(3,854)	1,379	61	3,178	(379.5)%	(98.1)%

Total non interest income	7,260	11,033	26,834	26,448	(34.2)%	1.5%
Non interest expense
Salaries and employee benefits	21,601	24,469	43,678	54,397	(11.7)%	(19.7)%
Net occupancy expense	5,483	6,250	11,286	12,574	(12.3)%	(10.2)%
Goodwill impairment	—	128,710	—	128,710	100.0%	100.0%
Other	24,221	50,774	47,659	74,198	(52.3)%	(35.8)%

Total non interest expense	51,305	210,203	102,623	269,879	(75.6)%	(62.0)%

Loss before income tax (benefit)/expense	(61,137)	(341,241)	(148,480)	(411,217)	—	—
Income tax (benefit)/expense	(2,982)	22,971	(2,933)	(9,423)	(113.0)%	—

Net loss from continuing operations	(58,155)	(364,212)	(145,547)	(401,794)	—	—
(Expense)/income from discontinued operations, net of tax	(162)	4,158	(1,393)	36,228	(103.9)%	(103.8)%
Gain on sale of discontinued operations, net of tax	—	—	8,160	—	—	—

(Loss)/income from discontinued operations, net	(162)	4,158	6,767	36,228	(103.9)%	(81.3)%

Net loss	(58,317)	(360,054)	(138,780)	(365,566)	—	—
Dividends and accretion on preferred stock	2,660	2,530	5,182	4,942	5.1%	4.9%

Net loss applicable to common shareholders	$(60,977)	$(362,584)	$(143,962)	$(370,508)	—	—

Per share data:
Loss from continued operations:
Basic	$(1.24)	$(7.80)	$(3.11)	$(8.61)
Diluted *	$(1.24)	$(7.80)	$(3.11)	$(8.61)
Income from discontinued operations:
Basic	$—	$0.09	$0.14	$0.78
Diluted *	$—	$0.09	$0.14	$0.78
Loss per common share:
Basic	$(1.30)	$(7.77)	$(3.08)	$(7.94)
Diluted *	$(1.30)	$(7.77)	$(3.08)	$(7.94)
Average number of common shares—basic	46,854	46,686	46,808	46,658
Average number of common shares—diluted	46,854	46,686	46,808	46,658

*	No dilutive shares from stock options or restricted stock were included in the computation of diluted earnings per share for any period there was a loss.

Consolidated Average Balances and Annualized Yields (unaudited)

(in thousands)

	For the Three-Months Ended June 30,
	2010			2009
	Average Balance	Income	Rate	Average Balance	Income	Rate
	(dollars in thousands)
Assets
Interest-bearing demand deposits in other financial institutions	$1,224,965	$860	0.28%	$285,215	$173	0.24%
Trading assets	4,810	60	5.00%	175,502	2,049	4.68%
Investment securities available for sale: (1)
Taxable	688,024	4,210	2.45%	839,400	8,095	3.87%
Non-taxable (3)	230,643	2,858	4.97%	298,029	3,766	5.07%

Total securities	923,477	7,128	3.09%	1,312,931	13,910	4.25%
Loans: (2)
Commercial	800,879	8,801	4.41%	1,129,724	12,780	4.54%
Real estate—multi-family & nonresidential	2,495,555	33,441	5.36%	2,847,553	40,855	5.74%
Real estate—residential 1 to 4 family	927,380	12,411	5.35%	1,107,725	16,181	5.84%
Consumer	573,363	7,108	4.97%	643,824	8,130	5.06%

Total loans	4,797,177	61,761	5.15%	5,728,826	77,946	5.45%
Total interest-earning assets	6,945,619	69,749	4.02%	7,326,972	92,029	5.03%
Market value adjustment	18,847			36,690
Total assets from discontinued operations	150,209			664,255
Non interest-earning assets	224,725			534,241

Total assets	$7,339,400			$8,562,158

Liabilities and shareholders’ equity
Interest-bearing deposits:
Savings and interest-bearing transaction accounts	$1,623,483	1,699	0.42%	$2,038,367	4,129	0.81%
Time certificates of deposit	2,754,845	15,797	2.30%	2,328,610	17,367	2.99%

Total interest-bearing deposits	4,378,328	17,496	1.60%	4,366,977	21,496	1.97%
Borrowed funds:
Securities sold under agreements to repurchase and Federal funds purchased	313,724	2,015	2.58%	343,401	2,703	3.16%
Other borrowings	1,125,699	10,612	3.78%	1,375,059	15,799	4.61%

Total borrowed funds	1,439,423	12,627	3.52%	1,718,460	18,502	4.32%
Total interest-bearing liabilities	5,817,751	30,123	2.08%	6,085,437	39,998	2.63%
Non interest-bearing demand deposits	1,011,853			944,486
Other liabilities	97,713			94,007
Total liabilities from discontinued operations	150,209			664,255
Shareholders’ equity	261,874			773,973

Total liabilities and shareholders’ equity	$7,339,400			$8,562,158

Net interest income/margin		$39,626	2.29%		$52,031	2.85%

(1)	Average securities balances are based on amortized historical cost. The adjustments for the fair values are reported as “Market value adjustment.”
(2)	Nonaccrual loans are included in loan balances. Interest income includes related fee income.
(3)	Because of the Company’s tax position, the yield on tax exempt investments is not reported on a tax equivalent basis.

Consolidated Average Balances and Annualized Yields (unaudited)

(in thousands)

	For the Six-Months Ended June 30,
	2010			2009
	Average Balance	Income	Rate	Average Balance	Income	Rate
	(dollars in thousands)
Assets
Interest-bearing demand deposits in other financial institutions	$978,047	$1,701	0.35%	$429,861	$650	0.30%
Federal funds sold	—	—	—	663	1	0.30%
Trading assets	4,910	124	5.09%	190,003	4,687	4.97%
Investment securities available for sale: (1)
Taxable	754,166	9,536	2.55%	849,000	15,419	3.66%
Non-taxable (3)	236,643	5,858	4.99%	298,477	7,510	5.07%

Total securities	995,719	15,518	3.14%	1,337,480	27,616	4.16%
Loans: (2)
Commercial	874,138	19,044	4.39%	1,135,769	25,803	4.58%
Real estate—multi-family & nonresidential	2,538,263	68,487	5.40%	2,854,739	82,104	5.75%
Real estate—residential 1 to 4 family	946,801	25,686	5.43%	1,107,776	32,400	5.85%
Consumer	585,843	14,393	4.95%	644,814	16,145	5.05%

Total loans	4,945,045	127,610	5.17%	5,743,098	156,452	5.46%
Total interest-earning assets	6,918,811	144,829	4.20%	7,511,102	184,719	4.93%
Market value adjustment	19,793			33,819
Total assets from discontinued operations	274,080			1,233,727
Non interest-earning assets	319,007			666,565

Total assets	$7,531,691			$9,445,213

Liabilities and shareholders’ equity
Interest-bearing deposits:
Savings and interest-bearing transaction accounts	$1,601,278	3,570	0.45%	$2,033,760	9,379	0.93%
Time certificates of deposit	2,758,409	31,718	2.32%	2,582,293	36,405	2.84%

Total interest-bearing deposits	4,359,687	35,288	1.63%	4,616,053	45,784	2.00%
Borrowed funds:
Securities sold under agreements to repurchase and Federal funds purchased	316,099	4,023	2.57%	343,052	5,855	3.44%
Other borrowings	1,145,655	21,626	3.81%	1,447,752	33,248	4.63%

Total borrowed funds	1,461,754	25,649	3.54%	1,790,804	39,103	4.40%
Total interest-bearing liabilities	5,821,441	60,937	2.11%	6,406,857	84,887	2.67%
Non interest-bearing demand deposits	1,022,676			923,599
Other liabilities	103,062			78,746
Total liabilities from discontinued operations	274,080			1,233,727
Shareholders’ equity	310,432			802,284

Total liabilities and shareholders’ equity	$7,531,691			$9,445,213

Net interest income/margin		$83,892	2.45%		$99,832	2.68%

(1)	Average securities balances are based on amortized historical cost. The adjustments for the fair values are reported as “Market value adjustment.”
(2)	Nonaccrual loans are included in loan balances. Interest income includes related fee income.
(3)	Because of the Company’s tax position, the yield on tax exempt investments is not reported on a tax equivalent basis.

Key Financial Ratios (unaudited)

(in thousands, except per share amounts)

	For the Three-Months Ended June 30,		For the Six-Months Ended June 30,
	2010	2009	2010	2009
Financial Ratios:
Operating efficiency ratio from continuing operations	110.55%	324.24%	97.05%	214.16%

Capital Ratios, Consolidated:
Tier 1 capital to Average Tangible Assets ratio	3.7%	5.6%
Tier 1 capital to Risk Weighted Assets ratio	6.1%	8.2%
Total Tier 1 & Tier 2 Capital to Risk Weighted Assets ratio	8.9%	11.1%

Capital Ratios, PCBNA:
Tier 1 capital to Average Tangible Assets ratio	4.0%	5.7%
Tier 1 capital to Risk Weighted Assets ratio	6.7%	8.3%
Total Tier 1 & Tier 2 Capital to Risk Weighted Assets ratio	9.5%	11.2%

Credit Quality Ratios from continuing operations:
Allowance for loan losses	$276,900	$258,032
Net charge-offs	$64,636	$77,055	$148,898	$150,494
Annualized net charge-offs to average loans	5.42%	5.40%	6.08%	5.29%

Non-performing assets:
Nonaccrual loans	$429,820	$297,228
Loans past due 90 days or more on accrual status	3,401	1,904
Troubled debt restructured loans	115,364	24,917

Total non-performing loans	548,585	324,049
Other real estate owned and other foreclosed assets	55,873	24,298

Total non-performing assets	$604,458	$348,347

Non-performing loans to total loans	11.92%	5.74%
Non-performing assets to total assets	8.60%	4.95%
Allowance for loan losses to non-performing loans	50%	80%
Allowance for loan losses to total loans	6.01%	4.57%

Book value per common share:
Actual shares outstanding at end of period	46,895	46,721
Book value per common share	$0.99	$5.10
Tangible book value per common share	$0.82	$4.91

Summarized Credit Quality Tables (unaudited)

(in thousands)

Non-Performing Assets:

	2010		2009
	June 30,	March 31,	December 31,	September 30,	June 30,	March 31,
Real estate
Residential—1 to 4 family	$84,466	$71,391	$56,487	$59,224	$49,880	$46,310
Commercial (1)	236,695	108,581	106,529	78,314	67,507	31,847
Construction	142,535	150,416	150,570	149,173	151,263	126,777
Home equity loans	10,864	9,846	4,448	4,284	4,671	5,979
Commercial loans	68,055	67,777	71,542	52,804	46,977	42,700
Consumer loans	3,204	7,790	8,008	1,736	2,300	3,326
Other loans	2,766	582	192	1,090	1,451	4,210

Total Non-performing Loans (2)	548,585	416,383	397,776	346,625	324,049	261,149

Other real estate owned	55,873	50,939	39,263	38,128	24,298	9,911

Total non-performing assets	$604,458	$467,322	$437,039	$384,753	$348,347	$271,060

Delinquencies (31 days or more past due):

	2010		2009
	June 30,	March 31,	December 31,	September 30,	June 30,	March 31,
Real estate
Residential—1 to 4 family	$93,663	$81,508	$71,636	$64,724	$58,097	$61,297
Commercial (1)	248,964	122,597	122,212	96,621	80,972	55,887
Construction	151,730	185,063	164,324	198,912	196,914	150,066
Home equity loans	12,234	11,413	10,941	4,911	8,181	7,150
Commercial loans	84,540	94,247	90,412	85,921	81,417	60,423
Consumer loans	5,691	11,346	13,100	7,611	6,491	4,956
Other loans	8,098	6,057	4,030	4,156	5,873	4,478

Total delinquent loans (2)	$604,920	$512,231	$476,655	$462,856	$437,945	$344,257

Net Charge-offs:

	2010		2009
	June 30,	March 31,	December 31,	September 30,	June 30,	March 31,
Real estate
Residential—1 to 4 family	$8,785	$6,628	$5,345	$6,410	$15,717	$5,139
Commercial (1)	13,778	16,982	2,543	212	5,143	4,663
Construction	5,950	22,098	12,664	13,123	32,457	35,993
Home equity loans	2,519	3,154	1,419	2,239	3,421	2,550
Commercial loans	27,960	29,010	10,825	9,656	15,342	18,599
Consumer loans	2,179	4,242	328	2,440	2,413	1,698
Other loans	3,465	2,148	101	1,025	2,562	4,797

Net charge-offs relating to continuing operations	64,636	84,262	33,225	35,105	77,055	73,439

Discontinued Operations	—	—	(1,271)	(4,778)	1,701	78,886

Total net charge-offs (2)	$64,636	$84,262	$31,954	$30,327	$78,756	$152,325

(1)	Commercial real estate loans include multi-family residential real estate loans.
(2)	Loan information from prior periods has been restated to reflect loan information by Call Code in order for the information to be comparable to the current period.